EXHIBIT 24


                                POWER OF ATTORNEY


             By executing the attached signature page to the registration statement on Form S-3 for the Snap-on Incorporated Franchised Dealer Stock Ownership Plan, each person signing such page does hereby constitute and appoint M. F. Montemurro and Susan F. Marrinan, and each of them individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to such registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue thereof.

                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Kenosha, State of Wisconsin, on April 28, 1995.

                                 SNAP-ON INCORPORATED


                                 By:  /s/ R. A. Cornog
                                      R. A. Cornog, Chairman of the Board,
                                      President and Chief Executive Officer

    Signature                             Title           Date

    /s/ R. A. Cornog            Chairman of the Board,    April 28, 1995
    R. A. Cornog                  President and Chief
                                  Executive Officer
                                  (Principal Executive
                                  Officer)

    /s/ D. S. Huml              Senior Vice President -   April 28, 1995
    D. S. Huml                    Finance and Chief
                                  Financial Officer
                                  (Principal Financial
                                  Officer)

    /s/ G. D. Johnson           Controller (Principal     April 28, 1995
    G. D. Johnson                 Accounting Officer)

    /s/ D. W. Brinckman                 Director          April 28, 1995
    D. W. Brinckman


    /s/ B. S. Chelberg                  Director          April 28, 1995
    B. S. Chelberg

    /s/ R. J. Decyk                     Director          April 28, 1995
    R. J. Decyk

    /s/ R. F. Farley                    Director          April 28, 1995
    R. F. Farley

    /s/ A. L. Kelly                     Director          April 28, 1995
    A. L. Kelly

    /s/ G. W. Mead                      Director          April 28, 1995
    G. W. Mead


    /s/ E. H. Rensi                     Director          April 28, 1995
    E. H. Rensi

    /s/ J. H. Schnabel                  Director          April 28, 1995
    J. H. Schnabel